Exhibit 99.1

Dear StrongerCSX Subscriber:

We have made some additional updates to the StrongerCSX website over the past week:

•                  We have added a new “How To Vote” section to the website.  If you have questions or need assistance in voting your BLUE proxy card, please visit the website or call D. F. King & Co., Inc., which is assisting the TCI/3G Group with the solicitation of proxies, toll-free at (800) 967-7635.

•                  The “CSX in the News” section of the website has been updated to include two new articles:

•                  Duking It Out at the Yard by Andrew Sorkin, The New York Times Dealbook, May 9, 2008

•                  Challenges Beset CSX by John Boyd, Traffic World, May 12, 2008

•                  All materials related to TCI and 3G’s solicitation of proxies to elect a slate of five nominees to CSX’s twelve-member Board have been filed with the SEC and posted to the “SEC Filings” section of www.StrongerCSX.com.

Please check back regularly for updates.  We appreciate your continued interest in and support of a STRONGER CSX!

Best regards,

Snehal Amin

THIS ELECTRONIC MESSAGE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS ELECTRONIC MESSAGE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE CHILDREN’S INVESTMENT FUND MANAGEMENT (UK) LLP, THE CHILDREN’S INVESTMENT FUND MANAGEMENT (CAYMAN) LTD., THE CHILDREN’S INVESTMENT MASTER FUND, 3G CAPITAL PARTNERS LTD., 3G CAPITAL PARTNERS, L.P., 3G FUND L.P., CHRISTOPHER HOHN, ALEXANDRE BEHRING, GILBERT LAMPHERE, TIMOTHY O’TOOLE AND GARY WILSON (COLLECTIVELY, THE “PARTICIPANTS”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO CSX CORPORATION.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS ELECTRONIC MESSAGE ARE FORWARD-

LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS ELECTRONIC MESSAGE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING - BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

ALL CSX STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON APRIL 28, 2008.